Exhibit 23.2
[Rowles & Company Letterhead]
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Board of Directors
Old Line Bancshares, Inc.
Bowie, Maryland
          We hereby consent to the use of our report dated March 22, 2010, relating to the consolidated financial statements of Old Line Bancshares, Inc. (the Company), which report appears in the Company’s Form 10-K for the year ended December 31, 2009, in the Company’s Registration Statement on Form S-4 (No. 333-______). We also consent to the reference to our firm under the heading “Experts” in the Registration Statement.
/s/ Rowles & Company, LLP
Baltimore, Maryland
November 5, 2010